SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[   ]  Preliminary Proxy Statement
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material pursuant to Rule 14a-1(c) or Rule 14a-12

                     PINNACLE WEST CAPITAL CORPORATION
         -----------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

         -----------------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[ X ]  $125 per  Exchange  Act  Rules  0-11(c)(1)(ii), 14a-6(i((1) or
       14a-6(j)(2).
[   ]  $500 per each  party to the controversy pursuant to Exchange Act Rule
       14a-6(i)(3).
[   ]  Fee computed on table below per Exchange Act Rules
       14a-6(i)(4) and 0-11.
       1)  Title of each class of securities to which transaction applies:

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       2)  Aggregate number of securities to which transaction applies:

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       3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (1)

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       4)  Proposed maximum aggregate value of transaction:

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(1)    Set forth  the amount on which the filing fee is calculated and state how it was determined.

[   ]  Check box if  any part of the fee  is offset as provided  by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)    Amount Previously Paid:

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============================================================================

                       PINNACLE WEST CAPITAL CORPORATION
                                 P.O. BOX 52132
                          PHOENIX, ARIZONA 85072-2132

                           NOTICE AND PROXY STATEMENT
                For Annual Meeting of Shareholders To Be Held On
                             Thursday, May 19, 1994

   To Shareholders:

      The 1994 annual meeting of shareholders of Pinnacle West Capital Corporation will be held in the Ballroom of the Wigwam Resort at 300 East Indian School Road in Litchfield Park, Arizona at 10:00 o'clock A.M. on Thursday, May 19, 1994 for the following purposes:

      * To elect four Class III Directors;

      * To act on the management proposals described in the Proxy Statement;
        and

      * To transact such other business as may properly come before the meeting or any adjournment thereof.

      Each of the 87,416,453 shares of the Company's common stock outstanding at the close of business on March 25, 1994 (the "Record Date") entitles the holder to notice of and to vote at this meeting or any adjournment thereof, but shares can be voted at the meeting only if the holder is present or represented by proxy.

      This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Company's Board of Directors. So far as management is aware, the matters described in this Proxy Statement will be the only ones to be acted upon at the meeting. If any other matters properly come before the meeting or any adjournment thereof, the proxy committee named in the enclosed proxy will vote on those matters in accordance with its judgement.

      Shareholders are requested to mark, date, sign and mail promptly the enclosed proxy. A postage paid envelope is provided for mailing in the United States. Being entitled to revoke your proxy at any time before it is exercised, you may do so and vote your shares in person if you attend the meeting.

      The management of the Company cordially invites you to attend the meeting.
                                          By order of the Board of Directors
                                                              FAYE WIDENMANN
                                                Vice President and Secretary

   Approximate date of mailing to shareholders:
   April 15, 1994


                         ITEM 1 - ELECTION OF DIRECTORS

      The Company's Articles of Incorporation provide for the division of the Board of Directors into three classes of approximately equal size. The term of each directorship is three years and the terms of the three classes are staggered in a manner so that only one class is elected by the shareholders annually.

      Four Class III directors are to be elected this year to serve as members of the Board of Directors until the annual meeting of shareholders in 1997 or until their successors are elected and qualified, and it is the intention of the proxy committee to vote for the four individuals named below. If between the mailing of this Proxy Statement and the meeting date any such individual becomes unavailable to serve, the proxies may be voted for a person properly nominated, or the number of directors in Class III to be elected will be reduced.

      Directors in the other two classes are identified on the following pages. Information given for all directors has been furnished by each of them as of March 25, 1994 unless otherwise noted. The term "APS" refers to Arizona Public Service Company, the Company's largest subsidiary.

                                    Nominees
   _________________________________________________________________________

                  Nominees for Election as Class III Directors
                    (Term to expire at 1997 Annual Meeting)
   _________________________________________________________________________

   Pamela Grant, 55, has been a director since 1985. She is President of TableScapes, Inc. (party supply rentals). Ms. Grant was President and Chief Executive Officer of Goldwaters, a Division of May Department Stores until April 1988.

   Martha O. Hesse, 51, has been a director since 1991. She is President of Hesse Gas Company, Dolan Energy Corporation and Sierra Blanca Gas Company (marketing of natural gas and other fuels; energy investment). In 1990 Ms. Hesse served as Senior Vice President of First Chicago Corporation (financial services), and from 1986 to 1989 she was Chairman of the Federal Energy Regulatory Commission. She is also a director of APS, Sithe Energies and American Natural Resources Co., a subsidiary of Coastal Corp.

   William S. Jamieson, Jr., 50, has been a director since 1991. He is an Archdeacon of the Episcopal Diocese of Arizona. Mr. Jamieson was a partner in the management, political and public affairs consulting firm of Jamieson and Gutierrez (formerly the Bill Jamieson Company), from 1984 through April 1990, and he continued with the firm as a consultant through February 1991. From February 1989 through May 1989 Mr. Jamieson also served as the acting director of the Arizona Department of Economic Security. Mr. Jamieson is also a director of Intergroup Healthcare Corporation.

   Richard Snell, 63, has been a director since 1985. He has been Chairman of the Board, President and Chief Executive Officer of the Company and Chairman of the Board of APS since February 1990. He was Chairman of the Board, President and Chief Executive Officer of Ramada Inc. from 1981 to 1989, and Chairman of the Board and Chief Executive Officer of Aztar Corporation (successor to Ramada's gaming business) from 1989 to 1990. Mr. Snell resigned as Chairman of the Board of Aztar Corporation in February 1992, but remains a director. He is also a director of Bank One Arizona Corporation.

                         Directors Continuing in Office
   _________________________________________________________________________

                               Class I Directors
                    (Term to expire at 1995 Annual Meeting)
   _________________________________________________________________________

   Roy A. Herberger, Jr., 51, has been a director since May 1992. He has been President of the American Graduate School of International Management since 1989. Previously he was Dean of the Edwin L. Cox School of Business at Southern Methodist University. Mr. Herberger is also a director of Bank of America of Arizona and Express America Mortgage.

   Henry B. Sargent, 59, has been a director since 1985. He is Executive Vice President and Chief Financial Officer of the Company. He is also a director of APS and of Magma Copper Company.

   Donald N. Soldwedel, 69, has been a director since 1985. He is Chairman of the Board of Western Newspapers, Inc.
   _________________________________________________________________________

                               Class II Directors
                    (Term to expire at 1996 Annual Meeting)
   _________________________________________________________________________

   O. Mark De Michele, 60, has since January 1988 been President and Chief Executive Officer of APS. Prior to 1988 he was President of APS. Mr. De Michele previously served as a director of the Company from February 1985 to July 1986 and was re-elected as a director in May 1990. He is also a director of APS and America West Airlines, Inc.

   John R. Norton III, 65, is Chairman of the Board and Chief Executive Officer of J.R. Norton Company (agricultural production), Phoenix, Arizona and was first elected as a director in February 1985. Mr. Norton resigned as a director of the Company in May 1985 to accept appointment as U.S. Deputy Secretary of Agriculture, a position he held until February 1986. In February 1986 he was re-elected as a director of the Company. Mr. Norton is also a director of Aztar Corporation, America West Airlines, Inc., Terra Industries Inc. and APS.

   Douglas J. Wall, 67, has been a director since 1985. He is of counsel to the law firm of Mangum, Wall, Stoops & Warden. Mr. Wall is also President of the Arizona Board of Regents.

                          CERTAIN SECURITIES OWNERSHIP

      At March 25, 1994, shares of the Company's common stock beneficially owned by the indicated persons, groups or entities were as follows:

                                        Shares
                                      Beneficially                  Percent
                                        Owned (1)                   of Class
                                      ____________                  ________
   Non-Employee Directors
   ______________________
   Pamela Grant (2)                      25,700
   Roy A. Herberger, Jr.                    500
   Martha O. Hesse                       15,200
   William S. Jamieson, Jr.               2,000
   John R. Norton III (2)                27,500
   Donald N. Soldwedel (2)               30,826
   Douglas J. Wall                       27,205

   Employee Directors and Officers
   _______________________________

   O. Mark De Michele                   146,281
   Henry B. Sargent                     123,301
   Richard Snell                        353,723

   Other Officers Named on Page 10
   _______________________________

   Michael S. Ash                        15,110
   Arlyn J. Larson                       27,927
   Nancy E. Newquist                     16,854
   Faye Widenmann                        23,049

   All directors and officers           835,176                 Less than 1%
    as a group (14 persons)
   ________________________

   5% Beneficial Owners (3)
   ________________________

   FMR Corp. (Fidelity)               9,952,600(4)                    11.43%
   82 Devonshire Street
   Boston, MA 02109

   Mellon Bank                        6,948,000(5)                     7.95%
   One Mellon Bank Center
   Pittsburgh, PA 15258
   _____________
   (1) Includes shares which may be acquired by the exercise of stock options within 60 days as follows: 24,500 each for Ms. Grant and Messrs. Soldwedel and Wall; 17,500 for Mr. Norton; 14,000 for Ms. Hesse; 70,260 for Mr. De Michele; 59,080 for Mr. Sargent; 312,475 for Mr. Snell; 15,462 for Mr. Larson; 5,300 for Ms. Newquist; 8,397 for Ms. Widenmann; and 575,974 for all directors and officers as a group. In the case of officers, also includes shares of restricted stock and vested shares in the Company's employee savings plan.

   (2) Includes: In the case of Ms. Grant, 400 shares owned by a trust as to which she disclaims beneficial interest; in the case of Mr. Norton, 500 shares held by Mr. Norton's wife and 2,500 shares held in a trust for Mr. Norton's late mother for which he serves as trustee; in the case of Mr. Soldwedel, 6,326 shares held in a trust in which investment and voting power is shared; and in the case of the group, 75,108 shares as to which voting or investment power is shared with others.

   (3)  The information set  forth for  these entities is  taken from  their
        Schedule 13G filings with the Securities and Exchange Commission as of December 31, 1993. The Company makes no representations as to the accuracy or completeness of such information.

   (4) Includes sole voting power as to 211,000 shares; shared voting power as to 0 shares; sole dispositive power as to 9,952,600 shares; and shared dispositive power as to 0 shares.

   (5)  A joint  filing of  Mellon Bank  and The Boston  Company, Inc.,  One
        Boston Place, Boston, MA 02108 and certain of their subsidiaries, reporting sole voting power as to 4,743,000 shares; shared voting power as to 327,000 shares; sole dispositive power as to 6,452,000 shares; and shared dispositive power as to 496,000 shares.

                          THE BOARD AND ITS COMMITTEES

      The full Board of Directors met 12 times during 1993. No director attended fewer than 75% of the meetings of the full Board and of the committees on which he or she served.

      The Audit Committee of the Board reviews the performance and independence of the Company's independent accounting firm, makes an annual recommendation to the full Board with respect to the appointment of the firm for the following year, approves the scope of the work to be performed and solicits and reviews the firm's recommendations. The Committee also consults with the Company's internal audit group and periodically reviews the relationship among that group, management of the Company and its subsidiaries and its independent accountants. The Committee met five times in 1993; its members were Ms. Hesse and Messrs. Herberger, Jamieson, Soldwedel and Wall (Chairman).

      The Human Resources Committee makes recommendations to the full Board with respect to prospective Board members and officers and with respect to executive salaries, bonuses and benefits. (See page 22 for the procedures for proposing nominations to the Board). The Committee also makes stock option and restricted stock grants, and regularly reviews the Company's policies in all of the foregoing areas. Its report on executive compensation policy follows, and its members are identified at the end of that report. The Committee met four times in 1993.

      The Finance and Planning Committee makes recommendations to the full Board with respect to the Company's financial objectives, budgets, long-range plans, dividend actions and financing activities. It also monitors the Company's retirement plan and insurance program. The Committee met twice in 1993, and its members were Ms. Grant and Messrs. De Michele, Herberger, Jamieson and Norton (Chairman).

      With certain exceptions for newer directors, non-employee directors currently receive their annual retainer for service on the Board in the form of stock options on 7,000 shares of Company common stock. In accordance with the provisions of the directors' stock option plan approved by shareholders at the 1991 annual meeting, directors newly elected on or after that date may elect to receive a cash retainer, instead of options, at the prevailing annual rate, currently $20,000. In addition, non-employee directors receive, with certain exceptions, $750 for each board meeting attended and $500 for each committee meeting attended.

      In the event that the Directors' Equity Participation Plan discussed on pages 19 through 21 is approved by shareholders at this meeting, the existing directors' stock option plan will be terminated and all non-employee directors will thereafter receive an annual retainer consisting of $12,000 cash and 500 shares of Pinnacle West common stock.

                        HUMAN RESOURCES COMMITTEE REPORT

      The Human Resources Committee, composed solely of outside directors, is responsible for making decisions regarding executive compensation. The Committee's overall compensation philosophy is to (i) attract and retain qualified individuals critical to the Company's success, (ii) reinforce strategic objectives through the use of incentive compensation programs and (iii) promote long-term stock ownership by executives.

      The Committee applies its own compensation philosophy (and specifically its preference to shift total compensation toward rewarding performance) to comparative information provided by its consultants. For 1993 the Committee used the services of an independent compensation consulting firm selected by it after an interview process conducted by the Committee's Chairman, and to a lesser extent it also used a different firm selected by APS. Both firms provided the Committee with comparative practices of other organizations, all engaged primarily in the electric utility business and having characteristics similar to the Company in terms of size (including assets under management), nuclear generation and diversification. Additional information from market surveys was also provided to the Committee.

      Finally,  the   Committee  formulates   its   own  views   as  to  the
   responsibilities, skills, experience, tenure and performance of the respective executive officers, with input from Mr. Snell as to performances other than his own.

      Base Salaries. Based on the foregoing, the Committee approved minor salary adjustments for executive officers in 1993. The base salaries of Messrs. Sargent and Snell were left unchanged; the apparent decreases are explained in Note 1 to the Table on Page 10.

      Bonuses. Cash bonuses payable for any year are predicated on targeted levels of corporate performance established by the Committee at the beginning of the year. Performance is assessed by the Committee after the end of the year; discretion is exercised in limited areas where the Committee's judgment is called for by the bonus plan.

      For 1993 the plan stipulated that no bonuses would be paid unless a dividend on common stock had been declared and certain debt of the Company had been called for prepayment. Provided these stipulations were met, the predominant determinants of bonus levels were per-share earnings and corporate net cash flow.

      At the end of the year the Committee totalled the attainment factors for the several determinants to produce a composite attainment factor common to all officers and multiplied that by a predetermined percentage of salary (40% for Mr. Snell, 30% for Mr. Sargent and 20% for all other officers) to determine actual bonuses to be paid. The bonuses so arrived at and paid reflect a composite attainment factor slightly below that targeted in the 1993 plan.

      Equity Participation. The Committee believes that the ultimate measure of management's performance is its ability to deliver rewards to shareholders in the form of share price appreciation and rising dividends over time. To those ends, the Committee began in the fall of 1990 to make systematic grants of stock options and restricted stock to officers and key management employees of Pinnacle West and its subsidiaries in order that they could participate in those rewards (if earned) through stock ownership.

      The program is designed to encourage stock ownership on a continuing basis. Shares of restricted stock awarded to employees do not vest unless the employee owns certain numbers of unrestricted shares (including those acquired by exercising stock options) for certain periods of time, as determined by the Committee at the time of grant.

      The size of awards made to participants in the program is determined by making assumptions as to how, generally, the stock should perform if the Company achieves its longer term goals, and each grant is then determined by bringing the recipient's total compensation to a level approximately equal to or slightly ahead of competitive levels, provided that the stock performs as assumed.

      Tax Consideration. Pursuant to a new law enacted in 1993, publicly traded corporations generally will not be permitted to deduct, for federal income tax purposes, compensation in excess of $1 million paid in any year beginning in 1994 to any of certain top executives, except to the extent the compensation qualifies as "performance-based". Based upon an analysis done for it, the Committee believes that none of the Company's deductions for 1994 compensation to its executive officers should be disallowed under this law. However, because the law is new and the Internal Revenue Service has not yet promulgated final interpretative regulations, the Company cannot determine its impact with complete certainty. The Committee intends to review this issue periodically.

      CEO Compensation. Mr. Snell's annualized salary and initial equity participation (stock option and restricted stock awards) were negotiated in January of 1990 as part of the employment agreement summarized on page
   15. In those negotiations, the compensation levels and equity participation he was leaving behind at Ramada/Aztar were taken into account, along with then prevailing practices at Pinnacle West.

      In the four years that Mr. Snell has been with the Company he has received a single salary increase (3%). Consistent with its compensation philosophy, the Committee has, instead, emphasized reward-for-performance through the bonus plan and equity participation grants. Mr. Snell's 1993 cash compensation (base salary plus bonus) increased 3.2% from the prior year, whereas the Company's 1993 earnings per share from continuing operations increased 12.7%.

      The foregoing report of the Human Resources Committee is provided by its members: Ms. Grant (Chairman), Ms. Hesse and Messrs. Norton, Soldwedel and Wall.


                         STOCK PERFORMANCE COMPARISONS

      The annual changes for the five- and four-year periods shown in the following two graphs are based on the assumption that $100 was invested on the last trading day in 1988 (as required by Securities and Exchange Commission rules) and 1989, respectively, in Pinnacle West stock and in the market represented by each of two indices (the Dow Jones Equity Market Index and the Edison Electric Institute Index of 100 Investor-Owned Electrics), and that any dividends were reinvested.

      The four-year period approximates the period of time that current senior management has been in place at Pinnacle West, and thus shows the relative performance of the Company during the tenure of that management.

                            Five Years Per SEC Rules

                       1988     1989      1990      1991      1992      1993
                       ----     ----      ----      ----      ----      ----

   Pinnacle West        100     75.71     68.57    115.40    134.44    148.41
   Dow Jones Equity     100    130.94    125.80    166.61    180.95    198.94
   E.E.I. 100           100    129.92    131.52    169.39    182.09    202.82


                      Four Years Under Current Management

                          1989       1990       1991       1992       1993
                          ----       ----       ----       ----       ----

   Pinnacle West           100      97.08      163.37     190.34     210.11
   Dow Jones Equity        100      96.07      127.24     138.19     151.93
   E.E.I. 100              100     101.23      130.38     140.15     156.11


                             EXECUTIVE COMPENSATION


      The following tables on compensation and stock options relate to all of the executive officers of the Company, including its chief executive officer.

                           Summary Compensation Table

                                                     Long-Term
                                                    Compensation
                                                 _________________
                Annual Compensation                    Awards
   ___________________________________________________________________________

                                                 Restricted          All Other
   Name and                                         Stock              Compen-
   Principal                   Salary               Awards             sation
   Position            Year     (1)      Bonus       (2)    Options     (3)
   ________            ____   ________  _______  __________ _______  _________

   Michael S. Ash      1993   $114,054  $22,609     $22,125   5,000     $3,459
   Corporate Counsel   1992    106,615   22,160      19,563   5,000      2,608
                       1991     93,687   22,680      49,500  20,000      1,730

   Arlyn J. Larson     1993   $128,075  $25,361     $24,338   5,500     $6,128
   VP Corp Planning    1992    126,668   26,416      21,519   5,500      4,737
   & Development       1991    118,432   28,552      17,325   5,500      3,180

   Nancy E. Newquist   1993   $114,054  $22,609     $22,125   5,000     $4,000
   VP & Treasurer      1992    103,477   21,480      19,563   5,000      2,876
                       1991     91,454   22,248      15,750   5,000      1,754

   Henry B. Sargent    1993   $315,181  $92,947     $95,138  21,500    $34,738
   Exec. VP & CFO      1992    327,302  102,402      84,119  28,500     40,903
                       1991    313,180   75,643      67,725  28,500     38,429

   Richard Snell       1993   $515,000 $202,498    $110,625  25,000    $37,104
   Chairman, President 1992    534,808  180,000      97,813  32,000     37,699
   & CEO               1991    512,923  123,600      78,750  32,000     35,598

   Faye Widenmann      1993   $114,054  $22,609     $22,125   5,000     $3,407
   VP Corp Relations   1992    107,595   22,372      19,563   5,000      3,126
    & Administration   1991     93,618   22,569      15,750   5,000      1,794
    and Secretary

   (1) Employees of the Company are paid every two weeks, which normally results in their receiving 26 paychecks per year. Approximately once every 11 years an extra pay period occurs; 1992 was such a year.

   (2) The value of the restricted stock is based on the closing price of the Company's common stock on the date the restricted stock was granted. The restrictions lapse on all restricted stock awards made in 1993 upon the later of (i) the passage of three years from date of grant and (ii) the holding of certain numbers of unrestricted shares for certain periods of time, as determined by the Human Resources Committee at the time of grant. Any dividends paid on restricted stock will be held by the Company until the restrictions lapse. The number and value (at market) of aggregate restricted shareholdings as of the end of 1993 were: Mr. Ash - 6,000 shares, $135,000; Mr. Larson - 5,325 shares, $119,813; Ms. Newquist - 3,862 shares, $86,895; Mr. Sargent - 17,783 shares, $400,118;  Mr. Snell -
        15,000 shares, $337,500; and Ms. Widenmann - 4,497 shares, $101,183.

   (3) The figures given in this column for 1993 consist of Company matching contributions to the Company's employee savings plan: Mr. Ash - $2,702, Mr. Larson - $3,885, Ms. Newquist - $3,422, Mr.
        Sargent - $4,497, Mr. Snell - $0, and Ms. Widenmann - $2,522; the above-market portion of interest accrued under a deferred compensation plan: Mr. Ash - $699, Mr. Larson - $1,087, Ms. Newquist
        - $432, Mr. Sargent - $2,341, Mr. Snell - $8,430,and Ms. Widenmann - $563; premiums paid by the Company for additional term life insurance: Mr. Ash - $58, Mr. Larson - $1,156, Ms. Newquist - $146, Mr. Sargent - $3,900, Mr. Snell - $4,674, and Ms. Widenmann - $322; and amounts paid to Messrs. Sargent and Snell for service as directors of APS in the amount of $24,000 each.


                             Option Grants in 1993

                               Individual Grants

                      Options  Percentage of
                      Granted  Total Options  Exercise
                      in 1993 Granted to All    Price               Grant Date
                     (Shares)  Employees in     (per     Expiration   Present
          Name          (1)        1993        share)       Date     Value(2)
          ____       ________  ____________    ______       ____     ________

   Michael S. Ash      5,000         1.2%      $22.125   12/15/2003   $17,000

   Arlyn J. Larson     5,500         1.4%      $22.125   12/15/2003   $18,700

   Nancy E. Newquist   5,000         1.2%      $22.125   12/15/2003   $17,000

   Henry B. Sargent   21,500         5.3%      $22.125   12/15/2003   $73,100

   Richard Snell      25,000         6.2%      $22.125   12/15/2003   $85,000

   Faye Widenmann      5,000         1.2%      $22.125   12/15/2003   $17,000


   (1) All options were granted on December 15, 1993 and become exercisable at the rate of one-third of the grant annually starting on December 15, 1994. No SARs have been granted.

   (2) The Black-Scholes option pricing model was chosen to estimate the grant date present value. The assumptions used in the model were expected volatility of .173; risk-free rate of return of 5.23%; dividend yield of 3.62%; and time to exercise of five years.


                                  Option Exercises and Year-End Values


                                                Number of Securities
                                               Underlying Unexercised    Value of Unexercised
                                                     Options at          In-The-Money Options
                                                  Fiscal Year-End       at Fiscal Year-End (1)
                                              _______________________  _______________________
                          Shares
                         Acquired
                            On       Value                 Unexercis-               Unexercis-
         Name            Exercise   Realized  Exercisable     able     Exercisable     able
         ____            ________   ________  ___________  __________  ___________  __________

    Michael S. Ash         14,995   $131,124            0      15,005            0    $ 79,193

    Arlyn J. Larson        11,550   $106,837       14,742      11,006   $   97,040    $ 25,238

    Nancy E. Newquist       6,665   $ 68,737        4,976      10,005   $   16,128    $ 22,943

    Henry B. Sargent       72,000   $859,033       53,669      43,022   $  170,182    $ 98,659

    Richard Snell               0          0      312,475      50,025   $3,246,400    $114,719

    Faye Widenmann         15,000   $189,062        7,731      10,005   $   27,367    $ 22,943


   (1)  The value of  options equals the market value  of Pinnacle West common stock  at December 31,
        1993 ($22.50 per share), minus the exercise price of options, and includes only those options the exercise price of which was less than market value at year-end.

                            Executive Benefit Plans

      Employees' Retirement Plan and Supplemental Excess Benefit Retirement Plan. The Company maintains a retirement plan and a supplemental excess benefit retirement plan for employees and employees of certain subsidiaries. The following table illustrates the annual benefits, calculated on a straight-life annuity basis, that would be provided under these plans to all employees, including officers, who retire at the indicated compensation and longevity levels.


                                           Years of Service
    Average Annual      ______________________________________________________
   Compensation(a)        5(b)        10          20          30     33 1/3(c)
   ___________________________________________________________________________

    $  100,000          $ 8,125    $16,250    $ 32,500    $ 48,750    $ 54,000
       150,000           12,188     24,375      48,750      73,125      81,000
       200,000           16,250     32,500      65,000      97,500     108,000
       250,000           20,313     40,625      81,250     121,875     135,000
       300,000           24,375     48,750      97,500     146,250     162,000
       350,000           28,438     56,875     113,750     170,625     189,000
       400,000           32,500     65,000     130,000     195,000     216,000
       450,000           36,563     73,125     146,250     219,375     243,000
       500,000           40,625     81,250     162,500     243,750     270,000
       550,000           44,688     89,375     178,750     268,125     297,000
       600,000           48,750     97,500     195,000     292,500     324,000
       650,000           52,813    105,625     211,250     316,875     351,000
       750,000           60,938    121,875     243,750     365,625     405,000

   (a) Compensation under the retirement plan consists of base salaries, including those amounts voluntarily deferred under the Company's savings plan. The retirement plan does not include amounts voluntarily deferred under deferred compensation plans, overtime pay, directors' fees, bonuses or incentive pay. The supplemental excess benefit retirement plan does include amounts deferred under the deferred compensation plans and bonuses, subject to certain exceptions.

   (b) Although years of service begin accumulating on the date of employment, there is no vesting of interests under the plan until the completion of five years of service.

   (c) The maximum number of years taken into account for purposes of calculating benefits under the plan.

      With respect to those employees whose annual benefits under the Company's retirement plan will exceed the maximum benefits allowable under that plan (which, as a qualified defined benefit pension plan, is limited pursuant to the Internal Revenue Code), the excess benefits are payable from the general assets of the Company under the terms of the Company's supplemental excess benefit retirement plan. The number of credited years of service for each of the individuals named on page 10 and their 1993 remuneration covered by plans of the Company are as follows: Mr. Ash -- 9 years, $136,663; Mr. Larson -- 14 years, $153,436; Ms. Newquist -- 8 years, $136,663; Mr. Sargent -- 33 1/3 years, 408,128;
   Mr. Snell -- 4 years (see description of Mr. Snell's employment agreement on page 15), $717,498; and Ms. Widenmann -- 16 years, $136,663. The amounts shown in the table above are not expected to be subject to any reduction or offset for Social Security benefits or other significant amounts.

      Supplemental Executive Benefit Plan. Effective January 1, 1992 the Company established a supplemental executive benefit plan to provide certain benefits to directors and officers of the Company and its subsidiaries upon the occurrence of certain events, which generally include bankruptcy, the sale of substantially all of the Company's assets, a merger or consolidation in which the Company is not the surviving entity, certain changes in the composition of the Board of Directors or someone acquiring 20% of the Company's voting stock. Assets to be used to fund the plan are held in an irrevocable trust.

      The plan provides two benefits -- a participant's benefit and an employer's benefit. The participant's benefit, to be determined annually by the plan's administrative committee, will be paid in a lump sum to a participant in January of the year following the date of the occurrence of one of the above mentioned events, provided that the participant meets certain conditions of employment. The employer benefit is the amount in the trust that is not needed to pay a participant's benefit. It will be paid in a lump sum to the Company when one of the participants terminates employment for reasons which prevent him or her from qualifying for a participant's benefit, or when there is an asset balance remaining in the trust after payment of the benefit and such assets are not necessary to fund any other participant's plan benefits.

      Executive Severance Arrangements. The Company has entered into severance agreements, which are identical in content, with each of its executive officers except Mr. Snell (see the discussion of his employment agreement on page 15). These agreements are intended to provide stability in key management of the Company. Under the agreements each officer will receive a payment and other severance benefits having an aggregate value of not more than 2.99 times the officer's "base income" (the average of the officer's annual compensation over the five years preceding the year of a "change of control") if, during the three-year period following a change of control of the Company, the officer's employment is terminated or the terms and conditions of his or her employment are significantly and detrimentally altered. "Change of control" includes any change of control event required to be reported under the Securities Exchange Act of 1934, an unrelated third party's acquisition of 20% or more of the Company's voting stock or substantially all of the assets of the Company, a merger or acquisition of the Company in which the Company is not the surviving corporation, a change in the majority of the members of the Company's Board of Directors over a two-year period, which change is not approved by two-thirds of the members of the Board then serving who were members immediately prior to the change, or the filing of a voluntary or involuntary petition of bankruptcy (other than for liquidation or dissolution) which is not dismissed within 30 days. No severance benefits will be payable to an officer who has attained age 65 or whose termination is on account of retirement, voluntary termination, disability or death or for "cause" as defined in the agreements. Each of the agreements terminates on December 31st of each year upon six months' advance notice by the Company to the officer; if the six months' advance notice is not given, the agreements will continue for successive one-year periods until the notice is given.

      Mr. Snell's Employment Agreement. Mr. Snell and the Company are parties to an employment agreement setting forth the terms of his employment as President and Chief Executive Officer of the Company. The agreement is for a term of five years, beginning on February 5, 1990, and may be renewed for additional periods by mutual agreement. The agreement may be terminated by Mr. Snell at any time upon 120 days' prior written notice to the Company. Under the agreement Mr. Snell is entitled to a base salary of $500,000 per year, subject to periodic appraisal by the Board or a committee thereof, as well as to such bonus payments as may be declared from time to time by the Board. The agreement entitles Mr. Snell to participate in the employee benefit plans generally available to the Company's employees, and in the Company's deferred compensation plan, supplemental excess benefit retirement plan, and stock option plan. Mr. Snell is also entitled to a supplemental pension under the agreement. For purposes of determining his supplemental pension benefits, Mr. Snell's years of service on February 5, 1990 were assumed to be 29 years, and he will be credited with an additional year for each year of employment thereafter, not to exceed 33 1/3 years. The supplemental pension benefit is not payable, however, if there is a final determination that he has breached the agreement. The agreement also contains "change of control" benefit provisions which are in all material respects identical to those contained in the severance agreements entered into between the Company and each of its other executive officers (see page 14).

                               LEGAL PROCEEDINGS

      In 1989 a shareholder derivative lawsuit was filed in the United States District Court for Arizona naming certain of the Company's current and former directors as defendants. The lawsuit generally alleged breach of fiduciary duties by the directors in connection with the Company's diversification activities, and alleged violation of federal securities laws by a former director in connection with the sale of MeraBank to the Company in 1986. The plaintiffs requested, on the Company's behalf, unspecified compensatory and punitive damages. A settlement agreement that would resolve this lawsuit along with others to which the Company or its officers and directors have been parties, has been approved by the court. That settlement has been appealed by two non-settling individuals.


                                     ITEM 2

                 APPROVAL OF THE 1994 LONG-TERM INCENTIVE PLAN

      The Board of Directors of the Company has approved, and recommends that the shareholders approve, adoption of the Pinnacle West Capital Corporation 1994 Long-Term Incentive Plan (the "Incentive Plan") for key employees of the Company and its subsidiaries. The Incentive Plan authorizes grants of Incentive Stock Options ("ISOs"), Non-qualified Stock Options ("NQSOs"), Stock Appreciation Rights ("SARs"), Restricted Stock and Dividend Equivalents to approximately 84 key employees. The total number of shares of Company common stock available for awards under the Incentive Plan is 3,500,000. The closing price for a share of Company common stock on April 5, 1994, as reported on the New York Stock Exchange, was $20.

      The Board believes the use of long-term incentives as authorized under the Incentive Plan to be beneficial to the Company as a means of promoting the success and enhancing the value of Pinnacle West by linking the personal interests of its key employees to those of its shareholders and by providing its key employees with an incentive for outstanding performance. These incentives also provide the Company flexibility in its ability to attract and retain the services of employees upon whose judgement, interest and special effort the successful conduct of the Company's operation is largely dependent. The Incentive Plan, if approved by shareholders, will have an effective date of March 23, 1994. The following summary of the Incentive Plan is qualified in its entirety by reference to the plan, a copy of which is included at the end of this Proxy Statement as Appendix A.

      The Incentive Plan will be administered by a committee appointed by the Board consisting of at least two (2) non-employee directors. This committee will have the exclusive authority to administer the Incentive Plan, including the power to determine eligibility, the types and sizes of awards, and the price and timing of awards.

      Description of the Available Awards

   Incentive Stock Options

      An ISO  is a stock option that satisfies the requirements specified in
   Section 422 of the Internal Revenue Code (the "Code"). Under the Code, ISOs may only be granted to employees. In order for an option to qualify as an ISO, the price payable to exercise the option must equal or exceed the fair market value of the stock at the date of the grant, the option must lapse no later than 10 years from the date of the grant, and the stock subject to ISOs that are first exercisable by an employee in any calendar year must not have a value of more than $100,000 as of the date of grant. Certain other requirements must also be met.

      With respect to an ISO, under current tax law, an employee is not taxed for regular income tax purposes either at the time of the award or the time of exercise of the option. The difference between the exercise price and the fair market value of the stock at the time of exercise, however, constitutes income for alternative minimum tax purposes, assuming the stock is either transferable or is not subject to a substantial risk of forfeiture. Generally, the issuing corporation is not entitled to a deduction with respect to an ISO.

      If an employee holds the stock acquired upon exercise of the ISO for at least two (2) years from the date of the grant and at least one year
   (1) following the date of exercise, the difference between the amount paid for the stock and the subsequent sales price is treated as long-term capital gain or loss. If these holding period requirements are not satisfied, the employee is taxed, at ordinary income tax rates, on the difference between the exercise price and the fair market value of the stock as of the date of exercise and the issuer of the ISO is then entitled to a corresponding deduction.

   Non-Qualified Stock Options

      An NQSO is any stock option other than an Incentive Stock Option. Such options are referred to as "non-qualified" because they do not meet the requirements of, and are not eligible for, the favorable tax treatment provided by Section 422 of the Code.

      Under current tax law, if an employee is granted an NQSO, the grant itself typically does not produce any taxable income for the employee, and the issuing corporation is not entitled to a deduction at that time. On the date the NQSO is exercised, the employee recognizes ordinary income in an amount equal to the difference between the fair market value of the underlying stock at the date of exercise and the exercise price set forth in the option agreement between the issuing corporation and the employee. The issuing corporation is generally entitled to a corresponding deduction in the same amount and in the same year in which the employee recognizes such income, provided that it satisfies applicable withholding tax liabilities.

      When an employee sells the stock acquired through an NQSO, the employee recognizes capital gain equal to the difference between the sales price and the fair market value of the stock as of the date of exercise. If the employee holds the stock for more than one (1) year following the exercise of the option, the gain is treated as a long-term capital gain.

   Stock Appreciation Rights

      An SAR is the right granted to an employee to receive the appreciation in the value of a share of common stock over a certain period of time. Under the Incentive Plan, the Company may pay that amount in cash, in common stock, or in a combination of both. If an employee receives the appreciation inherent in the SARs in cash, the cash is compensation income, taxable to the employee. If the employee receives the appreciation in the form of common stock, the stock received is taxable to the employee to the extent of its fair market value. An issuer of an SAR generally receives a deduction in the amount equal to that taxable to the employee in the year in which the employee recognizes taxable income with respect to the SAR.

   Restricted Stock Awards

      Under the Restricted Stock feature of the Incentive Plan, an eligible employee may be granted a specified number of shares of common stock. However, vested rights to such stock are subject to certain restrictions or are conditioned on the attainment of certain performance goals. If the employee violates any of the restrictions during the period specified by the Committee or the performance standards fail to be satisfied, the stock is forfeited.

      In the year in which the applicable restrictions lapse or the applicable performance standard is satisfied, Section 83 of the Code requires an employee to include in taxable income the excess of the fair market value of restricted stock received over the amount, if any, paid for the restricted stock. The issuer of restricted stock generally is entitled to a corresponding deduction at the same time, provided that it satisfies applicable withholding tax liabilities.

      Instead of postponing the tax consequences of a Restricted Stock award until the applicable restrictions lapse or until the applicable performance standard is satisfied, an employee may elect to include the fair market value of the stock in income in the year of the award by filing an appropriate election with the IRS within 30 days of the date of the award agreement. This election is made under Section 83(b) of the Code.

   Dividend Equivalent Rights

      The Incentive Plan also allows for the granting of dividend equivalent rights in conjunction with a grant of options. These rights entitle the eligible employee to receive an additional amount of stock upon exercising the underlying option. The number of dividend equivalent shares allocated to a participant is determined by dividing the dividend payable on the stock underlying the option by the book value of the stock.

      An employee who receives a dividend equivalent rights award does not realize taxable income at the time of grant and the issuing corporation is not entitled to a deduction at that time. When the dividend equivalent rights award is paid, the employee must include the amount paid in income and the issuing corporation generally is entitled to a corresponding deduction. The measure of such income and deduction will be the fair market value of the shares received at the time the dividend equivalent rights award is paid.

   Recent Tax Changes

      Section 162(m) of the Code, adopted as part of the Revenue Reconciliation Act of 1993, generally limits to $1 million the deduction that can be claimed by any publicly-held corporation for compensation paid to any "covered employee" in any taxable year beginning after December 31, 1993. The term "covered employee" for this purpose is defined generally as the chief executive officer and the four other highest paid employees of the corporation.

      Performance-based compensation is outside the scope of the $1 million limitation, and, hence, generally can be deducted by a publicly-held corporation without regard to amount; provided that, among other requirements, such compensation is approved by shareholders. Among the items of performance-based compensation that can be deducted without regard to amount (assuming shareholder approval and other applicable requirements are satisfied) is compensation associated with the exercise price of a stock option so long as the option has an exercise price equal to or greater than the fair market value of the underlying stock at the time of the option grant. All options granted under the Incentive Plan will have an exercise price at least equal to the fair market value of the underlying stock on the date of grant.

      Of the total 3,500,000 shares of common stock available for awards under the Incentive Plan, the maximum number that may be awarded over the term of the Incentive Plan to any participant, either as awards of ISOs, NQSOs, restricted stock or dividend equivalent rights, or any combination of each, is 750,000.

   The Board of Directors recommends a vote FOR Item 2


                                     ITEM 3

               APPROVAL OF THE DIRECTOR EQUITY PARTICIPATION PLAN

      At a meeting held on March 23, 1994, the Company's Board of Directors authorized the officers to implement, subject to the approval of the Company's shareholders, the Pinnacle West Capital Corporation Director Equity Participation Plan (the "Equity Plan"). The Board believes that adoption of the Equity Plan will promote the success and enhance the value of the Company by (i) strengthening the Company's ability to attract and retain the services of experienced and knowledgeable persons as directors of the Company, and (ii) linking the personal interests of directors to those of the Company's shareholders. The Equity Plan, if approved by shareholders, will have an effective date of March 23, 1994.

      A committee, appointed by the Board and consisting of at least two (2) non-employee directors, will administer the Equity Plan which provides for annual grants of 500 shares of the Company's common stock to each director as partial payment of the annual retainer paid to directors for their services to the Company. The total number of shares of Company common stock available for grants under the Equity Plan is 50,000. The following summary of the Equity Plan is qualified in its entirety by reference to the plan, a copy of which is included at the end of this Proxy Statement as Appendix B.

      Summary of Plan Benefits

      On July 1 of each year, commencing in 1994, each person serving as a director of the Company on that date, who is not also an employee of the Company, will automatically be granted 500 shares of Company common stock, provided that the director beneficially owns 500 shares of Company common stock on the date immediately preceding the date of grant. The amount of beneficial ownership necessary to qualify for each subsequent 500 share annual grant will be increased by 500 shares each year during a director's tenure on the Board until it reaches 2,500 shares, at which point no further increases in share ownership will be required. Therefore, an individual who received a grant of 500 shares on July 1, 1994 based upon beneficially owning 500 shares of Company common stock would be required to beneficially own 1,000 shares immediately prior to July 1, 1995 in order to qualify for a 500 share grant on that date. In the event that a director does not own the required number of shares immediately prior to July 1 of any year during his or her tenure on the Board, that director will not be entitled to an award of stock for that year.

      The following table shows the grants that will be made on July 1, 1994 under the Equity Plan assuming that the plan is approved by shareholders and that the current makeup of the Board does not change:


                               NEW PLAN BENEFITS


                 Director Equity Participation Plan Benefits
               _______________________________________________
                                                       Dollar     Shares
    Name and Position                                 Value(1)   Granted
    _________________                                 ________   _______

    Richard Snell                                         0       0 (2)
    Chairman of the Board, President & CEO

    Michael S. Ash                                        0       0 (2)
    Corporate Counsel

    Arlyn J. Larson                                       0       0 (2)
    VP Planning & Development

    Nancy E. Newquist                                     0       0 (2)
    VP & Treasurer

    Henry B. Sargent                                      0       0 (2)
    Executive VP & CFO

    Faye Widenmann
    VP Corp Relations & Administration and                0       0 (2)
    Secretary

    Executive officers as a group (6 total)               0       0 (2)

    Directors who are not executive officers           $70,000    3,500

    Non-executive officer employees as a group            0       0 (2)

      (1) Based upon the closing price of a share of Company common stock on April 5, 1994 ($20). Actual dollar value will be determined by using the average of the high and low price for a share of Company common stock on the date of grant.

      (2) These individuals and groups are not participants in the Equity Plan, but they are required by Securities and Exchange Commission rules to be listed in the table.

   The Board of Directors recommends a vote FOR Item 3.


                                    GENERAL

       Cost of Solicitation. The cost of the solicitation of proxies, which will be by mail, will be borne by the Company. Brokerage houses and others will be reimbursed for their out-of-pocket expenses in forwarding documents to beneficial owners of stock. Directors, officers or employees of the Company may solicit proxies by telephone or in person without extra compensation.

      Auditors. It is contemplated that the Company's financial statements as of December 31, 1994 and for the year then ended will be examined by Deloitte & Touche, independent certified public accountants. Representatives of that firm are expected to be present at the annual meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

      Voting Procedures. A majority of the outstanding shares entitled to vote in person or by proxy at the meeting will constitute a quorum for the conduct of business.

      For the election of directors, the individuals receiving the highest number of votes will be elected. The number of votes to which each shareholder will be entitled is to be determined by multiplying the number of shares of common stock owned as of the Record Date by the number of directors to be elected, and any shareholder may cumulate his or her votes by casting them all in person or by proxy for any one nominee, or by distributing them among two or more nominees.

      In voting on the two management proposals (see pages 16 through 21), each shareholder will be entitled to cast a number of votes equal to the number of shares of common stock owned by such shareholder as of the Record Date. Approval of each proposal requires the affirmative vote of a majority of the shares represented at the meeting and entitled to vote thereon.

      Proxies returned indicating the shareholder's wish to abstain from voting on a management proposal are considered to be shares present and entitled to vote, and such shares will be used in determining the percentage of shares that voted on the proposal. Broker "non-votes", instances where no proxy has been returned to a brokerage firm by the beneficial owner, are not considered to be shares present and entitled to vote and such shares will not be used in determining the percentage of shares that voted on a management proposal.

      Section 16(a) Reports. Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors to file reports of ownership of Company equity securities with the Securities and Exchange Commission and the New York Stock Exchange. Mr. Jamieson was required to file a Form 4, Statement of Changes in Beneficial Ownership, to report his purchase of 500 shares of Company common stock on August 5, 1992. Although this form was due by June 10, 1992, it inadvertently was not filed until March 11, 1994. Ms. Newquist was required to file a Form 4 reflecting a transfer of 200 shares of Company common stock on February 16, 1994. Although this form was due by March 10, 1994, it inadvertently was not filed until March 30, 1994.

      Nominations to the Board. A shareholder wishing to propose the nomination of an individual for election to the Company's Board of Directors must submit his or her recommendation to the Company in writing, and in accordance with the applicable provisions of the Company's Articles of Incorporation and Bylaws, so as to be received by the Office of the Secretary no later than November 21, 1994. Copies of the Company's Articles of Incorporation and Bylaws are available upon written request delivered to the Office of the Secretary.

      Shareholder Proposals For Next Annual Meeting. In order to be considered for inclusion in the proxy statement and form of proxy relating to the 1995 annual meeting of the Company's shareholders, a proposal intended by a shareholder for presentation at that meeting must be submitted in accordance with the applicable rules of the Securities and Exchange Commission and received by the Company at its principal executive offices on or before December 16, 1994. Proposals to be presented at the annual meeting which are not intended for inclusion in the proxy statement and form of proxy must be submitted in accordance with the applicable provisions of the Company's Bylaws, a copy of which is available upon written request delivered to the Office of the Secretary. The Company suggests that proponents submit their proposals to the Office of the Secretary by Certified Mail -- Return Receipt Requested.
                                                                  Appendix A

                       PINNACLE WEST CAPITAL CORPORATION
                         1994 LONG-TERM INCENTIVE PLAN


   1.   PURPOSE

      The purpose of the Pinnacle West Capital Corporation 1994 Long-Term Incentive Plan (the "Plan") is to promote the success, and enhance the value, of Pinnacle West Capital Corporation (the "Company") by linking the personal interests of its key employees to those of Company shareholders and by providing its key employees with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of employees upon whose judgement, interest and special effort the successful conduct of the Company's operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected officers and key employees of the Company and any Subsidiary.

   2.   DEFINITIONS

      The following definitions will be applicable throughout the Plan:

      a. "Award" means, individually or collectively, any Option, Stock Appreciation Right, Restricted Stock Award or Dividend Equivalent Award.

      b. "Award Agreement" means any written agreement, contract or other instrument or document evidencing an Award.

      c.   "Board" means the Board of Directors of the Company.

      d.   "Code"  means  the  Internal  Revenue   Code  of  1986  and   any
      regulations issued thereunder, as the same may be amended from time to time.

      e.   "Committee"  means  the  committee  of  the  Board  described  in
      Section 4.

      f.   "Company" means Pinnacle West Capital Corporation.

      g. "Date of Grant" means the date on which the granting of an Award is authorized by the Committee or such later date as may be specified by the Committee in such authorization.

      h. "Disability" means any illness or other physical or mental condition of a Participant which renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which in the judgment of the Committee is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant's condition.

      i.   "Dividend Equivalent" means an Award granted under Section 10.

      j. "Eligible Employee" means any person regularly employed by the Company or a Subsidiary on a full-time salaried basis who satisfies all of the requirements of Section 6.

      k. "Fair Market Value" means the average of the highest price and the lowest price at which the Stock will have been sold regular way on the New York Stock Exchange ("NYSE"), as reported on the Composite Tape, on the date on which Fair Market Value is to be determined, or if no such sales were made on such date, the average of the highest price and the lowest price at which the Stock will have been sold regular way on the NYSE, as reported on the Composite Tape, on the immediately succeeding date on which such sales occurred.

      l.   "Incentive Stock Option"  means an Option  within the  meaning of
      Section 422 of the Code.

      m.   "Normal Termination" means Termination:

        (i) At retirement pursuant to the Company or Subsidiary retirement plan covering the Holder,

        (ii)  For Disability, or

        (iii) For  any  other  reason,   provided  that  the  Committee  has
        approved the continuation of any Option outstanding on the date of the Participant's Termination.

      n.   "Option" means an Award granted under Section 7 of the Plan.

      o. "Participant" means an Eligible Employee who has been granted an Award.

      p. "Plan" means the Pinnacle West Capital Corporation 1994 Long-Term Incentive Plan, as set forth herein and as the same may be amended from time to time.

      q. "Restricted Stock Award" means an Award granted under Section 9 of the Plan.

      r. "Stock" means Common Stock of the Company as defined in Article Third of the Company's Articles of Incorporation or such other stock that is substituted therefor as provided in Section 12.

      s. "Stock Appreciation Right" or "SAR" means an Award granted pursuant to Section 8 of the Plan.

      t.   "Subsidiary"  means any  corporation of which  a majority  of the
      outstanding  voting  stock  or  voting power  is  beneficially   owned
      directly or indirectly by the Company.

      u. "Termination" means separation from employment with the Company or any of its Subsidiaries for any reason other than death. Notwithstanding the foregoing, a Participant's transfer to employment with a Subsidiary from employment with the Company or another Subsidiary (or vice versa) will not constitute a "Termination" for purposes of this Plan.

   3.   EFFECTIVE DATE

      Subject to the approval of this Plan by the affirmative vote of the holders of a majority of the shares of stock of the Company present, or represented, and entitled to vote at a duly convened meeting of shareholders, the Plan will become effective on March 23, 1994.

   4.   ADMINISTRATION

      The Plan will be administered by a Committee that is appointed by, and will serve at the discretion of, the Board. The Committee will consist of at least two individuals who are members of the Board who are
   "disinterested  persons,"  as   such  term  is  defined   in  Rule  16b-3
   promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), or any successor provision, except as may be otherwise permitted under Section 16 of the 1934 Act and the regulations and rules promulgated thereunder.

      A majority of the Committee will constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present and acts approved in writing by a majority of the Committee in lieu of a meeting will be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company's independent certified public accountants or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

      The Committee has the exclusive power, authority and discretion to:

      a.   Designate Participants;

      b. Determine the type or types of Awards to be granted to each Participant;

      c. Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

      d. Determine the terms and conditions of any Award granted under the Plan including but not limited to, the exercise price, grant price or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

      e. Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards or other property, or an Award may be canceled, forfeited or surrendered;
      f. Prescribe the form of each Award Agreement, which need not be identical for each Participant;

      g. Decide all other matters that must be determined in connection with an Award;

      h. Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan; and

      i. Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan.

      The Committee's interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding and conclusive on all parties.

   5.   SHARES SUBJECT TO THE PLAN

      The Committee may, from time to time, grant Awards to one or more Eligible Employees; provided, however, that:

      a. Subject to Section 12, the aggregate number of shares of Stock made subject to Awards under this Plan may not exceed 3,500,000.

      b. To the extent that an Award terminates, expires or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan and shares subject to SARs or other Awards settled in cash will be available for the grant of an Award under the Plan, in each case to the full extent available pursuant to the rules and interpretations of the Securities and Exchange Commission under Section 16 of the 1934 Act.

      c. Stock delivered by the Company pursuant to an Award may be authorized and unissued Stock, Stock held in the treasury of the Company or Stock purchased on the open market.

      d. Notwithstanding any provision in the Plan to the contrary and subject to Section 12, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant over the term of the Plan will be 750,000.

   6.   ELIGIBILITY

      Awards may be granted only to officers and other key employees of the Company and its Subsidiaries, as determined by the Committee.

   7.   STOCK OPTIONS

      Options may be granted to any Eligible Employee. Each Option so granted will be subject to the following conditions:

      a. Option price. The option price per share of Stock will be set by the grant, provided that in no event will the option price per share be less than the Fair Market Value at the Date of Grant.

      b. Form of payment. The Committee will determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock or other property (including net issuance or other "cashless exercise" arrangements), and the methods by which shares of Stock will be delivered or deemed to be delivered to Participants. Without limiting the power and discretion conferred on the Committee pursuant to the preceding sentence, the Committee may, in the exercise of its discretion, but need not, allow a Participant to pay the Option price by directing the Company to withhold from the shares of Stock that would otherwise be issued upon exercise of the Option that number of shares having a Fair Market Value on the exercise date equal to the Option price, all as determined pursuant to rules and procedures established by the Committee.

      c. Other terms and conditions. The Option will become exercisable in such manner and within such period or periods as set forth in the Award Agreement upon payment in full in any manner permitted under
      Section 7b. In no event, however, will any Option be exercisable for more than 10 years from its Date of Grant. Except as otherwise provided in this Plan or in the applicable Award Agreement, any Option may be exercised in whole or in part at any time. An Option will lapse under the following circumstances, unless otherwise specified in the applicable Award Agreement:

        (i) Prior to the Participant's Termination or death, the Option will lapse 10 years after it is granted, unless an earlier time is set by the grant.

        (ii) If the Participant separates from employment other than by Normal Termination, it will lapse at the time of Termination.

        (iii) If the Participant's Termination is a Normal Termination, as defined in Section 2m(i) or 2m(ii), it will lapse 15 months after Termination, unless an earlier time is set by the grant. In the case of Incentive Stock Options, any Options which remain unexercised after 3 months following the date of Termination will be deemed to be Non-Qualified Stock Options.

        (iv) If the Participant's Termination is a Normal Termination, as defined in Section 2m(iii), it will lapse three months after his Termination, unless an earlier time is set by the grant.

        (v) If the Participant dies within the option period, the Option will lapse 15 months after the Participant's death, unless an earlier time is set by the grant. If a Participant dies after Termination due to Normal Termination as defined in Section 2m, the Option will lapse 15 months after the Participant's Termination, unless an earlier time is set by the grant. Upon the Participant's death, any exercisable Options may be exercised by the Participant's legal representative or representatives, by the person or persons entitled to do so under the Participant's last will and testament or, if the Participant fails to make testamentary disposition of such Option or dies intestate, by the person or persons entitled to receive said Option under the applicable laws of descent and distribution.

      d. Award Agreement. Each Option granted under the Plan will be evidenced by an Award Agreement between the Company and the Participant containing such provisions as may be determined by the Committee.

      e. Individual dollar limitations. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.

      f.   Right  to exercise  ISOs.   During  a Participant's  lifetime, an
      Incentive Stock Option may be exercised only by the Participant.

   8.   STOCK APPRECIATION RIGHTS

      The Committee is authorized to grant SARs to Participants on the following terms and conditions:

      a.   Right  to payment.   Upon  the exercise  of a  Stock Appreciation
      Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

        (i) The Fair Market Value of one share of Stock on the date of exercise; over

        (ii) The grant price of the Stock Appreciation Right as determined by the Committee, which will not be less than the Fair Market Value of one share of Stock on the date of grant.

      b. Other terms. All awards of Stock Appreciation Rights will be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right will be determined by the Committee at the time of the grant of the Award and will be reflected in the Award Agreement.

   9.   RESTRICTED STOCK AWARDS

      The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. All Awards of Restricted Stock will be evidenced by an Award Agreement.

      Restricted Stock will be subject to such restrictions on transferability and other restrictions as the Committee may impose. These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

      a. Forfeiture provisions. In the event a Participant terminates employment during an applicable restriction period, his right to a Restricted Stock Award will be determined as follows, unless otherwise specified in the applicable Award Agreement:

        (i) If the Participant separates from employment other than by Normal Termination, the Award will be completely forfeited.

        (ii) Except as otherwise provided in Section 9a(iv), if the Participant's Termination is a Normal Termination as defined in
        Section 2m(i), the Participant will be vested in that portion of the Award as bears the same relationship to the entire Award as the period of service, measured from the date the Award was made to the date of retirement, bears to the applicable restriction period.

        (iii) Except as otherwise provided in Section 9a(iv), if the Participant dies or becomes Disabled, the Participant will be vested in a portion of the Award, with such portion to be determined in the same manner as the portion under Section 9a(ii).

        (iv) Notwithstanding Sections 9a(ii) and (iii), if one or more of the restrictions placed on a Restricted Stock Award by the Committee require an action by the Participant or the occurrence of an event other than the passage of time, and the Participant retires, dies or becomes Disabled before such restriction or restrictions have been satisfied, the Participant will not be vested in any portion of the Award unless the Committee, in its sole and absolute discretion, elects to waive satisfaction of such restriction or restrictions as a condition of receipt of all or any part of the Award.

      b. Certificates for restricted stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee will determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company will retain physical possession of the certificate until such time as all applicable restrictions lapse.

      c. Dividends. Cash and Stock dividends may be either currently paid or withheld by the Company for the Participant's account. At the discretion of the Committee, interest may be paid on the amount of cash dividends withheld, including cash dividends on stock dividends, at a rate and subject to such terms as will be determined by the Committee.

   10.  DIVIDEND EQUIVALENTS

      Any Option granted under the Plan may include at no additional cost Dividend Equivalents, either at the time of grant or by amendment. Dividend Equivalents will be based on the dividends declared on the Stock on record dates during the period between the date an Option is granted or the date the Dividend Equivalents are granted, if later, and the date such Option is exercised. Such Dividend Equivalents will be converted to additional shares of the Stock by dividing the dividend that would be payable on the shares of Stock under the Option by the book value of the Stock.

      The Dividend Equivalents earned with respect to a Participant will be distributed to the Participant (or his successor in interest) in the form of shares of the Stock at the time the Option is exercised. Dividend Equivalents will be computed, as of each dividend record date, both with respect to the number of shares under the Option and with respect to the number of Dividend Equivalent shares previously earned by the Participant (or his successor in interest) and not issued during the period prior to the dividend record date. For purposes of this Section 10, the book value of a share of the Stock will be determined in accordance with the Company's regular established accounting practices as of the last business day of the month immediately preceding the dividend record date.

   11.  GENERAL

      Government and other regulations. The obligation of the Company to make payment of awards in Stock or otherwise will be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company will be under no obligation to register under the Securities Act of 1933, as amended (the "Act"), any of the shares of Stock paid under the Plan. If the shares paid under the Plan may in certain circumstances be exempt from registration under the Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

      Tax withholding. The Company or any Subsidiary will have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy United States Federal, state and local taxes (including the Participant's FICA obligation and any withholding obligation imposed by any country other than the United States in which the Participant resides) required by law to be withheld with respect to any taxable event arising as a result of this Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, in its sole and absolute discretion, permit a Participant to satisfy the withholding requirement, in whole or in part, by having the Company or any Subsidiary withhold shares of Stock having a Fair Market Value on the date of withholding equal to the amount to be withheld for tax purposes in accordance with such procedures as the Committee establishes.

      Claim to Awards and employment rights. No employee or other person will have any claim or right to be granted an Award under the Plan. Neither this Plan nor any action taken hereunder will be construed as giving any employee any right to be retained in the employ of the Company or a Subsidiary.

      Beneficiaries. Except as otherwise provided in Section 7, dealing with Options, or in any Award Agreement, any payment of Awards due under this Plan to a deceased Participant will be paid to the beneficiary designated by the Participant and filed with the Committee. If no such beneficiary has been designated or survives the Participant, payment will be made to the person entitled thereto under the Participant's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

      Nontransferability. Subject to the above paragraph concerning beneficiaries, a person's rights and interests under the Plan, including amounts payable, may not be assigned, pledged or transferred, provided that a person's rights and interests under the Plan, with the exception of Incentive Stock Options, may be assigned, pledged or transferred pursuant to a domestic relations order that satisfies the requirements for a "qualified domestic relations order" as set forth in Section 414(p)(1)(A) of the Internal Revenue Code.

      Indemnification. Each person who is or will have been a member of the Committee or of the Board will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him in satisfaction of judgment in such action, suit, or proceeding against him. He will give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

      Relationship to other benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary.

      Expenses. The expenses of administering the Plan will be borne by the Company and its Subsidiaries.

      Pronouns. Masculine pronouns and other words of masculine gender will refer to both men and women.

      Titles and headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, will control.

      Fractional shares. No fractional shares of stock will be issued. Any fractional shares accrued under an Award will be eliminated by rounding down.

      Tender offers. In the event of a public tender for all or any portion of the Stock, or in the event that a proposal to merge, consolidate or otherwise combine with another company is submitted for shareholder approval, the Committee may in its sole discretion take the following actions.

      (i) Options and SARs. The Committee may declare previously granted Options and SARs to be immediately exercisable. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7e, the excess Options will be deemed to be Non-Qualified Stock Options.

      (ii) Restricted stock. The Committee may change or eliminate the restrictions placed on a previously granted Restricted Stock Award.

      Unfunded status of awards. The Plan is intended to be an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement will give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

      Securities law compliance. With respect to any person who is, on the relevant date, obligated to file reports under Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.

      Governing law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Arizona.

   12.  CHANGES IN CAPITAL STRUCTURE

      In the event a stock dividend is declared upon the Stock, the shares of Stock then subject to each Award (and the number of shares subject thereto) will be increased proportionately without any change in the aggregate purchase price therefor. In the event the Stock will be changed into or exchanged for a different number or class of shares of Stock or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, there will be substituted for each such share of Stock then subject to each Award (and for each share of Stock then subject thereto) the number and class of shares of Stock into which each outstanding share of Stock will be so exchanged, all without any change in the aggregate purchase price for the shares then subject to each Award.

      Subject to any required action by the shareholders, if the Company will be the surviving or resulting corporation in any merger or consolidation, any Award granted hereunder will pertain to and apply to the securities or rights to which a holder of the number of shares of Stock subject to the Award would have been entitled; but a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving or resulting corporation, will, in the sole discretion of the Committee:

      (a) Cause every Award outstanding hereunder to terminate, except that the surviving or resulting corporation, in its absolute and uncontrolled discretion, may tender an option or options to purchase its shares or exercise such rights on terms and conditions, as to the number of shares and rights and otherwise, which will substantially preserve the rights and benefits of any Award then outstanding hereunder; or

      (b) Give each Participant the right to exercise Awards prior to the occurrence of the event otherwise terminating the Awards over such period as the Committee, in its sole and absolute discretion, will determine. To the extent that this provision causes a Participant to exceed the requirements of Section 7e, any excess Incentive Stock Options will be deemed to be Non-Qualified Stock Options.

   13.  AMENDMENTS AND TERMINATION

      With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan. However, without approval of the shareholders of the Company or other conditions (as may be required by the Code, by the insider trading rules of Section 16 of the 1934 Act, by any national securities exchange or system on which the Stock is listed or reported, or by a regulatory body having jurisdiction), no such termination, amendment, or modification may:

      (a) Materially increase the total number of shares of Stock that may be issued under the Plan, except as provided in Section 12;

      (b) Materially modify the eligibility requirements for participation in the Plan; or

      (c) Materially increase the benefits accruing to Participants under the Plan.

      No termination, amendment or modification of the Plan will adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant.

                                                                  Appendix B

                       PINNACLE WEST CAPITAL CORPORATION
                       DIRECTOR EQUITY PARTICIPATION PLAN


   1.   PURPOSE

      The purpose of the Pinnacle West Director Equity Participation Plan (the "Plan") is to encourage ownership in Pinnacle West Capital Corporation (the "Company") by Directors, to strengthen the ability of the Company to attract and retain the services of experienced and knowledgeable individuals as Directors of the Company, and to provide those individuals with a further incentive to work for the best interests of the Company and its shareholders.

   2.   DEFINITIONS

      For purposes of the Plan, the following terms will have the meaning set forth herein:

      (a)  "Award" means a grant of Stock under the Plan.

      (b)  "Board" means the Board of Directors of the Company.

      (c) "Committee" means the committee appointed by the Board to administer the Plan.

      (d)  "Company"  means  Pinnacle  West  Capital  Corporation  and   any
      successor thereto.

      (e) "Date of Grant" means the first business day in July of the year in which Stock is granted to Participants as provided in Section 6.

      (f) "Director" means an individual who is a member of the Board of Directors.

      (g) "Fair Market Value" means the average of the highest price and the lowest price at which the Stock is sold regular way on the New York Stock Exchange ("NYSE") as reported on the Composite Tape on the date that Fair Market Value is to be determined, or if no such sales were made on such date, the average of the highest price and the lowest price at which the Stock is sold regular way on the NYSE as reported on the Composite Tape on the immediately succeeding date on which such sales occur.

      (h) "Participant" means an individual who is a Director and is eligible to receive shares of Stock under the Plan.

      (i) "Plan" means the Pinnacle West Capital Corporation Director Equity Participation Plan, as the same may be amended from time to time.

      (j) "Plan Year" means the twelve (12) consecutive month period beginning July 1 and ending June 30.

      (k) "Retainer" means the compensation to which a Director is entitled for his or her services as a member of the Board. Retainer shall not include (i) fees paid for attending Board meetings or meetings of Board committees, (ii) any other amounts paid to a Director on a per-meeting basis, or (iii) amounts paid by the Company or its subsidiaries in a capacity other than as a member of the Board.

      (l) "Stock" means the Common Stock of the Company as defined in Article Third of the Company's Articles of Incorporation or such other stock that is substituted therefor as provided in Section 7 of the Plan.

   3.   SHARES OF STOCK SUBJECT TO THE PLAN

      (a) Subject to the provisions of Section 7 of the Plan, the aggregate number of shares of Stock that may be awarded under the Plan will be fifty thousand (50,000) shares.

      (b)  The Stock to be awarded under the Plan may be made available from
      (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, or (iii) previously issued and outstanding shares of Stock reacquired by the Company, including shares purchased on the open market.

   4.   ADMINISTRATION OF THE PLAN

      (a) The Plan will be administered by the Committee, subject to the restrictions set forth in the Plan.

      (b) The Committee has the full power, discretion, and authority to interpret and administer the Plan in a manner that is consistent with the Plan's provisions. However, the Committee does not have the power to (i) determine Plan eligibility, or to determine the number, the price, the vesting period, or the timing of Awards to be made under the Plan to any Participant or (ii) take any action that would result in the Awards not being treated as "formula awards" within the meaning of Rule 16b-3(c)(2)(ii) or any successor provision, promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      (c)  The Committee's  determinations and decisions under the Plan, and all related orders or resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its
      stockholders,   employees,   Participants  and   their   estates   and
      beneficiaries.

      (d) Awards will be evidenced by a written instrument in such form as the Committee shall approve and will not include any terms and conditions which are inconsistent with the provisions of the Plan.

   5.   ELIGIBILITY

      (a) All Directors who are not employees of the Company are eligible to participate in the Plan.

      (b) An eligible Director will automatically become a Participant in the Plan for the Plan Year if he or she is serving as a Director on July 1 of such Plan Year.

   6.   AWARDS

      (a) Five hundred (500) shares of Stock will automatically be awarded to the Participant on July 1 of the Plan Year; provided,

        (i) That for the Participant's initial Plan Year, the Participant must beneficially own five hundred (500) shares of Stock as of the date immediately preceding the Date of Grant, and

        (ii) That the amount of stock that must be beneficially owned by a Director to qualify for each subsequent five hundred (500) share annual award will be increased by five hundred (500) shares each subsequent Plan Year during a Participant's tenure on the Board until it reaches two thousand and five hundred (2,500) shares, at which point no further increases in share ownership will be required. In the event that a Director does not own the required number of shares as of the date immediately preceding the Date of Grant, such Director will not be entitled to an Award for that Plan Year.

      (b) At least six (6) months must elapse between the Date of Grant and the disposition of the Stock issued to the Participant.

      (c) The Company shall have the right to deduct from all Awards or, alternatively, to require the Participant to pay to the Company, any federal, state or local taxes as required by law to be withheld with respect to such Award. If the Company is required to withhold taxes with respect to an Award, the Participant must:

        (i) Direct the Company to withhold from the shares of Stock to be issued to the Participant the number of shares necessary to satisfy the Company's tax withholding obligation, based on the shares' Fair Market Value as of the date of withholding;

        (ii) Deliver to the Company sufficient shares of Stock to satisfy the Company's tax withholding obligations, based on the shares' Fair Market Value as of the date of withholding; or

        (iii) Deliver cash or a check to the Company to satisfy the Company's tax withholding obligation.

      A Participant may elect to use the stock withholding feature only with the consent of, and at the time and in the manner prescribed by, the Committee.

   7.   ADJUSTMENT PROVISIONS

      In the event of any change in the outstanding Stock by reason of any stock dividend, stock split, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event,
   (i) an appropriate adjustment will be made in the maximum number and kind of shares provided in Section 3(a) and (ii) an appropriate adjustment will be made in the number and kind of shares awarded under Section 6(a) and the number and kind of shares required to be beneficially owned under
   Section 6(a).

   8.   GENERAL PROVISIONS

      (a) Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Participant any right to continue to serve as a Director of the Company or to receive an Award for a Plan Year in which the Participant did not satisfy the conditions therefor nor shall it affect the right of the Company and its shareholders to terminate the services of any Participant as a Director as provided in the Company's By-laws or otherwise.

      (b) No shares of Stock will be issued under the Plan unless all applicable requirements imposed by federal and state securities laws, regulatory agencies and stock exchanges upon which the Stock may be listed have been fully complied with.

      (c) No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title or interest in any shares of Stock allocated or reserved under the Plan except as to such shares of Stock, if any, that have been issued to such Participant.

      (d) No award made under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other employee benefit plan of the Company or any of its subsidiaries.

      (e) If any provision of the Plan is deemed to be illegal or invalid for any reason, the illegality or invalidity will not affect the remaining provisions of the Plan, but will be fully severable and the Plan will be construed and enforced as if the illegal or invalid provision had never been included herein.

      (f) Any expenses of administering the Plan will be borne by the Company.

      (g)  The  Plan  and  all  Award   Agreements  shall  be  construed  in
      accordance with and governed by the laws of the State of Arizona.


   9.   AMENDMENT AND TERMINATION

      Subject to shareholder approval where expressly required by law, the Board will have the power to amend, suspend or terminate the Plan at any time; provided, however, that to the extent prohibited by Rule 16b-3(c)(2)(ii) promulgated under the Exchange Act, the provisions of Section 5 and Section 6(a) may not be amended more than once every six (6) months other than to comport with changes in Exchange Act, the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. Unless approved by the shareholders of the Company, no amendment will:

      (i) Change the class of persons eligible to receive Awards under the Plan;

      (ii) Materially increase the benefits accruing to Participants under the Plan; or

      (iii) Materially increase the number of shares of Stock subject to the Plan.

   10.  EFFECTIVE DATE AND DURATION

      (a) The Plan will become effective upon its adoption by the Board, subject to and conditioned upon subsequent approval of the Plan by the shareholders of the Company.
      (b) The Plan will terminate upon the adoption of a resolution of the Board terminating the Plan.


      Given below is a map depicting the location of the Wigwam Resort for those shareholders wishing to attend the annual meeting. Adequate parking will be made available and the Company will provide for validation of your parking ticket at the registration desk at the meeting.

        PINNACLE WEST CAPITAL CORPORATION                         PROXY CARD
        P.O. Box 52136
        Phoenix, Arizona 85072
P
        ____________________________________________________________________
R
        This proxy is solicited on behalf  of the Board of Directors for the
O       Annual Meeting on May 19, 1994

X The undersigned hereby appoints Richard Snell and Faye Widenmann, and each of them, proxies for the undersigned, each with full power
Y of substitution, to attend the Annual Meeting of Shareholders of Pinnacle West Capital Corporation, to be held May 19, 1994 at ten o'clock a.m., Phoenix time, and at any adjournment thereof, and to vote as specified in this Proxy all the shares of stock of the Company which the undersigned would be entitled to vote if personally present.

        Voting with respect to the election of Directors and the other proposals may be indicated on the reverse of this card. Nominees for Director are: Pamela Grant, Martha O. Hesse, William S. Jamieson, Jr. and Richard Snell.



        YOUR VOTE IS IMPORTANT! PLEASE SIGN AND DATE ON THE REVERSE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, it will be voted FOR the election of Directors and FOR proposals 2 and 3.
_____________________________________________________________________________
The  Board of Directors recommends a     The  Board of Directors recommends a
vote FOR the election of Directors.      vote FOR proposals 2 and 3.
____________________________________     ____________________________________

1.  Election of Directors                2.  Management  proposal relating to
    (see other side)                         approval of incentive plan.

        FOR*    WITHHELD                       FOR   AGAINST   ABSTAIN

        [ ]       [ ]                          [ ]     [ ]       [ ]

*For  all   nominees,  except   vote     3.  Management proposal relating  to
withheld from the following:                 approval  of  directors'  equity
                                             plan.
  _______________________________
                                               FOR   AGAINST   ABSTAIN

                                               [ ]     [ ]       [ ]
____________________________________     ____________________________________

                                         4.  In    their   discretion,    the
                                             Proxies  are  to vote  upon such
                                             other business  as may  properly
                                             come before the meeting.

                                           __________________________________
                                           Signature                    Date


                                           __________________________________
                                           Signature                    Date

                                           Please   sign   as   your  name(s)
                                           appear  to the  left. Joint owners
                                           should  both  sign.   Fiduciaries,
                                           attorneys, corporate officers,
                                           etc.     should     state    their
                                           capacities.

                                           ANY  PROXY   GIVEN  PREVIOUSLY  IS
                                           HEREBY REVOKED.